SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported): October 5, 2000


                              PERCEPTRON, INC.
           (Exact name of registrant as specified in its charter)


    Michigan                      0-20206                    38-2381442
(State or Other           (Commission File Number)       (IRS Employer
 Jurisdiction                                            Identification No.)
 of Incorporation)

    47827 Halyard Drive, Plymouth, MI                               48170
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (734) 414-6100



        (Former name or former address, if changed since last report)

Item 5.  Other Events

        On October 5, 2000, Perceptron announced that it expects to report sales of approximately $8 million for the first quarter ended September 30, 2000 compared with sales of $18.5 million for the same period one year ago. Attached hereto and incorporated by reference is the press release relating to such announcement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

No.     Description

99.1    Press Release dated October 5, 2000


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PERCEPTRON, INC.



Date: October 9, 2000           By: /S/ Alfred A. Pease
                                Alfred A. Pease
                                Chairman and Chief Executive Officer